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                              ARTHUR ANDERSEN LLP

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports (and all references to our firm) included in or made a part of Zenith Electronics Corporation's Amendment No. 2 to the Registration Statement on Form S-4, Registration No. 333-61057, filed in January 1999.

/s/ ARTHUR ANDERSEN LLP
Chicago, Illinois
January 28, 1999